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                                   Exhibit 5

                     OPINION OF PRESTON GATES & ELLIS LLP



                                 June 6, 2000


Microsoft Corporation
One Microsoft Way
Redmond, WA 98052

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     In connection with the registration of 3,000,000 shares of common stock, par value $.0000125 per share (the "Common Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

     The Common Shares being registered are legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       Preston Gates & Ellis LLP



                                       By /s/ Richard B. Dodd
                                          Richard B. Dodd